EXHIBIT 99.1

USG and Knauf Secure Final Regulatory Approval for Pending Transaction; Expect to Complete Merger on April 24, 2019

IPHOFEN, Germany and CHICAGO, Ill. - (Business Wire) - April 18, 2019 - USG Corporation (NYSE: USG) and Gebr. Knauf KG (“Knauf”) today announced that all required regulatory approvals and clearances needed to close the previously announced acquisition of USG by Knauf have been received. Due to the national holidays in Germany on April 19 and April 22, it is expected that the merger will close on April 24, 2019, pending customary closing requirements.

USG stockholders at the effective time of the merger will receive $43.50 in cash, without interest and subject to tax withholding as applicable. The closing consideration is in addition to the special dividend of $0.50 per share of USG common stock that was previously paid on October 2, 2018 to holders of record as of the close of business on August 21, 2018.

About USG Corporation
USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

About Knauf
Gebr. Knauf KG is the ultimate parent company of the German based Knauf Group. Knauf is a leading manufacturer of building materials operating more than 220 factories worldwide. In 2018, Knauf generated revenue more than $8 billion and employed more than 28,000 people.

Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the proposed transaction with Knauf (the “merger”), including expected timing and completion of the merger. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect USG’s sales and profitability, liquidity and future value. Any forward-looking statements represent USG’s views only as of today and should not be relied upon as representing USG’s views as of any subsequent date, and USG undertakes no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the merger to be completed are the following: continued availability of financing or alternatives for the financing provided in the Knauf debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the USG Boral joint venture in the event the merger is not completed, including that, in connection with the execution of the merger agreement, Boral Limited delivered a default notice under the USG Boral Shareholders Agreement to commence the process to establish the fair market value of USG’s 50% interest in USG Boral, which could lead to Boral exercising its right to purchase USG’s 50% interest in USG Boral; the potential negative impact on USG Boral as a result of the uncertainty around the future ownership of USG Boral; the risk that the merger may not be completed in the expected timeframe, or at all; the effect of restrictions placed on USG and its subsidiaries’ ability to operate their businesses under the merger agreement, including USG’s ability to pursue alternatives to the merger; the risk of disruption resulting from the merger, including the diversion of USG’s resources and management’s attention from ongoing business operations; the effect of the pendency of the merger on USG’s ability to retain and hire key employees; the effect of the pendency of the merger on USG’s business relationships, results of operations, financial condition, the market price of USG’s common stock and businesses generally; the risk of negative reactions from investors, employees, suppliers and customers; the outcome of legal proceedings that have been instituted against USG related to the merger and any additional proceedings that may be instituted in the future; the amount of the costs, fees, expenses and charges related to the merger; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting USG that could cause actual results to differ materially from those in forward-looking statements may be found in USG’s filings with the SEC, including, but not limited to, the “Risk Factors” in USG’s most recent Annual Report on Form 10-K.

Contacts
Gebr. Knauf KG
Media:
Joele Frank, Wilkinson Brimmer Katcher:
Joele Frank/Ed Trissel/Annabelle Rinehart, 212-355-4449
or
Investors:
Innisfree M&A Incorporated:
Scott Winter/Jonathan Salzberger, 212-750-5833

USG Corporation
Media:
USG Corporation
Kathleen Prause, 312-436-6607
KPrause@usg.com
or
Investors:
USG Corporation
Bill Madsen, 312-436-5349
investorrelations@usg.com